UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 1, 2006

MENTOR CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-7955	41-0950791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mentor Drive
Santa Barbara, California  93111
(Address of principal executive offices, including zip code)

(805) 879-6000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers.

On March 6, 2006, Mentor Corporation (the "Company") announced that Eugene G. Glover and Richard W. Young resigned from the board of directors (the "Board") of the Company, effective immediately following the Board meeting held on Wednesday, March 1, 2006.  Mr. Glover was not a member of any committee of the Board at the time of his resignation.  Dr. Young was a member of the Compensation Committee and the Nominating and Governance Committee of the Board at the time of his resignation.  There are no disagreements between the Company and either of Messrs. Glover or Young that caused or contributed to such director's resignation.  Messrs. Glover's and Young's terms of office on the Board were scheduled to expire at the close of the 2006 annual meeting of shareholders. A copy of the press release issued by the Company announcing the resignations is attached hereto as Exhibit 99.1.

Item 8.01    Other Events

In addition, on March 1, 2006, the Board authorized the addition of 5.0 million shares to the Company's common stock repurchase program.  All shares repurchased under the program have been retired and are no longer deemed to be outstanding.  There is no guarantee that the remaining shares authorized for repurchase will ultimately be repurchased.

As part of the Company's share repurchase program, on March 2, 2006, Mr. Glover and Dr. Young agreed to sell to Mentor a combined total of approximately 950,000 shares of Mentor common stock at $43 per share, a 3% discount from the closing market price quoted on the New York Stock Exchange of $44.37 on March 2, 2006.  Taking this into account, the Company has approximately 5.3 million shares remaining under its repurchase program.  The repurchase of these shares was pre-approved by the Audit Committee.

The additional 5 million shares available for repurchase are subject to limitations set forth in the Company's credit agreement previously entered into on May 26, 2005, which provides that the aggregate consideration for repurchase of such shares during any four consecutive quarters cannot exceed the Company's consolidated net income, less dividends paid, for the four most recent trailing quarters.

A copy of the press release issued by the Company announcing the repurchase program is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

  (c)       Exhibits

Exhibit No.	Exhibit Title or Description
99.1	Press Release dated March 6, 2006 of Mentor Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act or 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mentor Corporation

Date: March 6, 2006	By:	/s/LOREN L. MCFARLAND
Loren L. McFarland Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated March 6, 2006 of Mentor Corporation